SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

CHINA SHUANGJI CEMENT LTD.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

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No fee required.

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)

Title of each class of securities to which transaction applies:

2)

Aggregate number of securities to which transaction applies:

3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)

Proposed maximum aggregate value of transaction:

5)

Total fee paid:

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)

Amount Previously Paid:

2)

Form, Schedule or Registration Statement No.:

3)

Filing Party:

4)

Date Filed:

CHINA SHUANGJI CEMENT LTD.

221 Linglong Road

Zhaoyuan City, Shandong, PRC

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about March 2, 2009 to the holders of record as of the close of business on March 2, 2009 of the common stock of China Shuangji Cement Ltd. (“China Shuangji”).

The Board of China Shuangji has approved, and a total of one stockholder holding an aggregate of 20,000,000 shares of common stock issued and outstanding as of February 16, 2009 and an aggregate of 16,000,000 shares of Series 2008 Preferred Stock, representing that number of votes equal to 36,000,000 shares of common stock, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Delaware General Corporation Law and China Shuangji’s Articles of Incorporation, as amended, and Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of China Shuangji for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDERS

GENERAL

China Shuangji will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. China Shuangji will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of China Shuangji’s common stock and preferred stock.

China Shuangji will only deliver one Information Statement to multiple security holders sharing an address unless China Shuangji has received contrary instructions from one or more of the security holders. Upon written or oral request, China Shuangji will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: China Shuangji Cement Ltd., 221 Linglong Road, Zhaoyuan City, Shandong, PRC.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to China Shuangji’s Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of China Shuangji’s outstanding capital stock is required to effect the action described herein. China Shuangji’s Articles of Incorporation, as amended, does not authorize cumulative voting. As of the record date, China Shuangji had 26,932,166 voting shares of common stock issued and outstanding, and 20,250,000 shares of the Series 2008 Preferred Stock, representing that number of votes equal to 47,182,166 shares of common stock, issued and outstanding. The voting power representing not less than 23,591,083 shares of common stock are required to pass any stockholder resolutions. The consenting stockholders, who consist of one current stockholder of China Shuangji, is collectively the record and beneficial owners of 20,000,000 shares of common stock, which represents approximately 74.26% of the issued and outstanding shares of China Shuangji’s common stock, and the record holder of 16,000,000 shares of Series 2008 Preferred Stock, which represents 79.01% of the issued and outstanding shares of China Shuangji’s Series 2008 Preferred Stock. Pursuant to Delaware General Corporation Law, the consenting stockholder voted in favor of the actions described herein in a written consent, dated October 21, 2008. No consideration was paid for the consent. The consenting stockholders’ name, affiliation with China Shuangji, and its beneficial holdings is as follows:

China Shuangji Cement Holdings Ltd. (1) 221 Linglong Road, Zhaoyuan City, Shandong, PRC	20,000,000 shares of common stock 16,000,000 shares of Series 2008 Preferred Stock	74.26% (common stock) 79.01% (Series 2008 Preferred Stock)

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 16, 2009, certain information regarding the ownership of China Shuangji’s capital stock by each director and executive officer of China Shuangji, each person who is known to China Shuangji to be a beneficial owner of more than 5% of any class of China Shuangji’s voting stock, and by all officers and directors of China Shuangji as a group. Unless otherwise indicated below, to China Shuangji’s knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of February 16, 2009 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 26,932,166, shares of common stock, and 20,250,000 shares of Series 2008 Preferred Stock, issued and outstanding on a fully diluted basis, as of February 16, 2009.  Unless otherwise specified, the address of each of the persons set forth below is in care of 221 Linglong Road, Zhaoyuan City, Shandong, PRC.

Name of

Shares of

Percent

Title of Class

Beneficial Owner

Common Stock

of Class

Common Stock

China Shuangji Cement Holding Ltd. (1)

20,000,000

74.26%

Common Stock

Wenji Song (1)

0

0%

Chairman and President

Common Stock

Hongcheng Liu (1)

0

0%

CFO

Common Stock

Bo Wu (1)

0

0%

Director and Secretary

Common Stock

Jun Song (1)

0

0%

Director and CEO

Common Stock

Linxin Cui (1)

0

0%

Director

Common Stock

Shouheng Yuan (1)

0

0%

Director and Vice-President of Sales

Common Stock

Directors and Officers (1)

20,000,000

74.26%

as a Group (7 persons)

Preferred Stock

China Shuangji Cement Holding Ltd. (1)

16,000,000

 79.01%

Preferred Stock

Wenji Song (1)

0

0%

Chairman and President

Preferred Stock

Hongcheng Liu (1)

0

0%

CFO

Preferred Stock

Bo Wu (1)

0

0%

Director and Secretary

Preferred Stock

Jun Song (1)

0

0%

Director and CEO

Preferred Stock

Linxin Cui (1)

0

0%

Director

Preferred Stock

Shouheng Yuan (1)

0

0%

Director and Vice-President of Sales

Preferred Stock

Directors and Officers (1)

16,000,000

79.01%

as a Group (7 persons)

 (1) Wenji Song, our Chairman and President, owns beneficially 51.3% of China Shuangji Cement Holding Ltd. In addition Hongcheng Liu, our Chief Financial Officer owns 0.34%, Bo Wu, our Secretary and Director, owns 1.2%, Jun Song, our Director owns 1.7%, Linxin Cui, Director, owns 2.5%, and Shouheng Yuan, our Director and Vice President of Sales, owns 0.9%, respectively of China Shuangji Cement Holding Ltd. All of whom are PRC citizens, and reside in the PRC.

EXECUTIVE COMPENSATION

The following table sets forth all the compensation earned by the person serving as the Chief Executive Officer during the fiscal years ended December 31, 2007, 2006, and 2005 and any other officers who have earned greater than $100,000 in total salary and bonuses during the 2007 2006, or 2004 fiscal years.

Name and Position	Year	Salary ($)	Bonus	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Wenji Song (Chairman & President)	2007	54,689	-	-	-	-	-	-	54,689
	2006	51,167	-	-	-	-	-	-	51,167
	2005	37,159	-	-	-	-	-	-	37,159

Hongcheng Liu (CFO)	2007	2,256	-	-	-	-	-	-	2,256
	2006	2,111	-	-	-	-	-	-	2,111
	2005	1,787	-	-	-	-	-	-	1,787

Jun Song (Director & CEO)	2007	41,017	-	-	-	-	-	-	41,017
	2006	38,375	-	-	-	-	-	-	38,375
	2005	24,773	-	-	-	-	-	-	24,773

Bo Wu (Director & Secretary)	2007	27,344	-	-	-	-	-	-	27,344
	2006	25,584	-	-	-	-	-	-	25,584
	2005	22,295	-	-	-	-	-	-	22,295

Linxin Cui (Director)	2007	27,344	-	-	-	-	-	-	27,344
	2006	25,584	-	-	-	-	-	-	25,584
	2005	22,295	-	-	-	-	-	-	22,295

Shoucheng Yuan (Director)	2007	17,774	-	-	-	-	-	-	17,774
	2006	16,629	-	-	-	-	-	-	16,629
	2005	11,148	-	-	-	-	-	-	11,148

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of China Shuangji which may result in a change in control of China Shuangji.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation of China Shuangji’s Board and the written consent of the consenting stockholders:

ACTION 1

APPROVAL TO AMEND CERTIFICATE OF INCORPORATION

TO EFFECT A REVERSE STOCK

SPLIT OF ALL ISSUED AND OUTSTANDING SHARES OF

COMMON STOCK AT A RATIO OF ONE-FOR-FOUR

Reasons for the Reverse Stock Split

On February 16, 2009 the Board of Directors and one consenting stockholder adopted and approved a resolution to effect an amendment to our Certificate of Incorporation to effect a reverse stock split of all issued and outstanding shares of common stock of China Shuangji, at a ratio of one-for-four (the “Reverse Stock Split”). The Reverse Stock Split shall be effective twenty (20) days after this Information Statement is mailed to stockholders of China Shunagji.

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Reverse Stock Split if the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in our best interests and that of our stockholders.  The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Stock Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the common stock, business and transactional developments, and our actual and projected financial performance.

The reverse split will not change the number of authorized shares of common stock, Common Stock as stated in China Shuangji’s Certificate of Incorporation, as amended, or the par value of China Shuangji’s common stock.  Except for any changes as a result of the treatment of fractional shares, each stockholder of China Shuangji will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the split.

We believe that approval of this discretion to the Board provides the Board with maximum flexibility to react to prevailing market conditions and to therefore act in the best interests of the Company and our stockholders. Our Board of Directors believes that the Reverse Stock Split is in the best interests of our Company and its stockholders and has approved the Reverse Stock

Split on February 16, 2009, but our Board of Directors has not yet determined whether to implement it or which exchange ratio to implement.

Certain Risks Associated With the Reverse Stock Split

There can be no assurance that the total projected market capitalization of China Shuangji’s common stock after the proposed Reverse Stock Split will be equal to or greater than the total projected market capitalization before the proposed Reverse Stock Split or that the price per share of China Shuangji’s common stock following the Reverse Stock Split will either exceed or remain higher than the current anticipated per share.

There can be no assurance that the market price per new share of China Shuangji common stock (the “New Shares”) after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of old shares of China Shuangji common stock (the “Old Shares”) outstanding before the Reverse Stock Split.

Accordingly, the total market capitalization of China Shuangji’s common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of China Shuangji’s common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.  In many cases, the total market capitalization of a company following a Reverse Stock Split is lower than the total market capitalization before the Reverse Stock Split.

There can be no assurance that the Reverse Stock Split will result in a per share price that will attract investors and a decline in the market price for China Shuangji’s common stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of a Reverse Stock Split, and the liquidity of China Shuangji’s common stock could be adversely affected following a Reverse Stock Split.

The market price of China Shuangji’s common stock will also be based on China Shuangji’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of China Shuangji’s common stock declines, the percentage decline as an absolute number and as a percentage of China Shuangji’s overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split.  In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a Reverse Stock Split are lower than they were before the Reverse Stock Split. Furthermore, the liquidity of China Shuangji’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

China Shuangji’s common stock trades as a “penny stock” classification which limits the liquidity for China Shuangji’s common stock.

China Shuangji’s stock is subject to “penny stock” rules as defined in Rule 3151-1, promulgated pursuant to the Securities Exchange Act of 1934, as amended.  The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  China Shuangji’s common stock is subject to these penny stock rules.  Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities.  Penny stocks generally are equity securities with a price of less than U.S. $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

As a result, all brokers or dealers involved in a transaction in which China Shuangji’s shares are sold to any buyer, other than an established customer or “accredited investor,” must make a special written determination.  These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of China Shuangji’s stockholders to sell in the secondary market, through brokers, dealers or otherwise.  China Shuangji also understands that many brokerage firms will discourage their customers from trading in shares falling within the “penny stock” definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares in the United States and stockholders may find it more difficult to sell their shares.  An orderly market is not assured or implied as to China Shuangji’s common stock.  Nor are there any assurances as to the existence of market makers or broker/dealers for China Shuangji’s common stock.

Principal Effects of the Reverse Stock Split

In addition to those risk factors noted above, the Reverse Stock Split will have the following effects:

General Corporate Changes - 4 Old Shares and owned by a stockholder would be exchanged for 1 New Share and the number of shares of China Shuangji’s common stock issued and outstanding will be decreased proportionately based on the Reverse Stock Split.

If approved and effected, the Reverse Stock Split will be effected simultaneously for all of China Shuangji’s issued and outstanding common stock.  While the intent is for the proposed reverse split to affect all of China Shuangji’s stockholders uniformly, the process of rounding up when any of China Shuangji’s stockholders own a fractional share will result in a non-material change in each stockholder’s percentage ownership interest in China Shuangji.

The Reverse Stock Split does not materially affect the equity interest in China Shuangji of any holder of common stock or the relative rights, preferences, privileges or priorities of any such stockholder.

Fractional Shares - Any fractional shares of common stock resulting from the reverse split will “round up” to the nearest whole number.  No cash will be paid to any holders of fractional interests in China Shuangji.

Authorized Shares - The reverse split will not change the number of authorized shares of common stock or Preferred Stock of China Shuangji, as states in China Shuangji’s Certificate of Incorporation, as amended.

Accounting Matters - The Reverse Stock Split will not affect the par value of China Shuangji’s common stock or Preferred Stock.  As a result, as of the effective time of the Reverse Stock Split, the stated capital on China Shuangji’s balance sheet attributable to China Shuangji’s common stock will be increased proportionately based on the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is increased.  The per share net income or loss and net book value of China Shuangji’s common stock and will be restated because there will be a lesser number shares of China Shuangji’s common stock outstanding.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

Upon effectiveness of the Reverse Stock Split, each outstanding share of common stock of China Shuangji will automatically be converted on the effective date at the applicable Reverse Stock Split ratio. It will not be necessary for stockholders of China Shuangji to exchange their existing stock certificates.

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split.  It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.  This summary also assumes that the Old Shares were, and the New Shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment).  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of Old Shares for New Shares pursuant to the Reverse Stock Split.  The aggregate tax basis of the New Shares received in the Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the Old Shares exchanged therefor.  The stockholder’s holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Stock Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

China Shuangji’s view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

ADDITIONAL AND AVAILABLE INFORMATION

China Shuangji is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. China Shuangji’s filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates.

STATEMENT OF ADDITIONAL INFORMATION

China Shuangji’s Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2007, Current Reports on Form 8-K, filed with the SEC on March 3, 2008, July 3, 2008, July 22, 2008, and August 12, 2008, and Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 2008 and June 30, 2008, have been incorporated herein by this reference.

China Shuangji will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by China Shuangji pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding China Shuangji should be addressed to 221 Linglong Road, Zhaoyuan City, Shandong, PRC, Tel: (86) 535-8213217.

FOURTH CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CHINA SHUANGJI CEMENT LTD.

CHINA SHUANGJI CEMENT LTD. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify that:

FIRST: That the Board of Directors of the Corporation, pursuant to a unanimous written consent in lieu of a meeting of the Board of Directors, adopted a resolution amending the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that, pursuant to Sections 242(a)(3) and (b)(1) of the DGCL, the Board of Directors hereby approves and declares advisable the Certificate of Amendment to effect a reverse stock split, and the Amended and Restated Certificate of Incorporation of the Corporation shall be amended by adding Article IV (A)(i) as follows:

“(A)(i) Reverse Stock Split

Immediately prior to the closing of an initial public offering of the Corporation’s common stock and simultaneously with the effective date of this Fourth Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Effective Date”), all issued and outstanding shares of the Corporation’s common stock (“Existing Common Stock”) shall be, and hereby are, automatically combined and reclassified (the “Reverse Stock Split”) as follows: four (4) shares of Existing Common Stock shall be combined and reclassified as one (1) shares of issued and outstanding common stock (“New Common Stock”). The Corporation shall not issue fractional shares on account of the Reverse Stock Split. Any fractional share resulting from such change shall be rounded upward to the nearest whole share. The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby cancelled and shall represent only the right of holders thereof to receive New Common Stock. From and after the Effective Date, the term “New Common Stock” as used in this Article IV (A)(i) shall mean Common Stock as provided in the Amended and Restated Certificate of Incorporation. The total Authorized Shares pursuant to the provisions of Article IV (A) above shall remain unchanged.”

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, the stockholders of the Corporation, pursuant to a written consent in lieu of a special meeting of the stockholders of the Corporation, approved the amendment by consent of the majority of the holders of stock eligible to vote on the amendment.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Wenji Song, Chairman and President of the Company, this ___day of March, 2009.

CHINA SHUANGJI CEMENT LTD

 a Delaware corporation

By:

Wenji Song

Chairman and President